EXHIBIT 21


                           SUBSIDIARIES OF REGISTRANT


         Registrant owns 100% of the outstanding stock of the following insurance companies:

Name                                                        State of Formation
----                                                        ------------------

Atlantic States Insurance                                        Pennsylvania

Southern Insurance Company of Virginia                           Virginia

Pioneer Insurance Company                                        Ohio

Delaware Atlantic Insurance Company                              Delaware

Southern Heritage Insurance Company                              Georgia

Pioneer Insurance Company                                        New York